                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                         JURISDICTION OF INCORPORATION
----------                                         -----------------------------
Buckeye Florida Corporation                        Delaware
Buckeye Foley Corporation                          Delaware
Buckeye Florida, Limited Partnership               Delaware
Buckeye S. A.                                      Switzerland
Buckeye (Barbados) Ltd.                            Barbados
Buckeye Technologies Gmbh                          Germany
BKI Holding Corporation                            Delaware
BKI Finance Corporation                            Tennessee
BKI Asset Management Corporation                   Delaware
Buckeye Lumberton Inc.                             North Carolina
Buckeye Canada Inc.                                Canada
Buckeye Technologies Ireland Ltd.                  Ireland
Merfin Systems Inc.                                Delaware